SCHEDULE 14A INFORMATION
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Odyssey HealthCare, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ODYSSEY HEALTHCARE, INC.

717 North Harwood Street, Suite 1500
Dallas, Texas 75201

April 6, 2004

Dear Stockholder:

      You are cordially invited to attend the 2004 Annual Meeting of Stockholders (the “Annual Meeting”) of Odyssey HealthCare, Inc. (the “Company”) to be held on May 6, 2004, at 8:00 a.m., local time, at the principal offices of the Company located at 717 North Harwood Street, Suite 1400, Dallas, Texas 75201. Please find enclosed a notice to stockholders, a Proxy Statement describing the business to be transacted at the meeting, a form of proxy for use in voting at the meeting and an Annual Report for Odyssey HealthCare, Inc.

      At the Annual Meeting, you will be asked (i) to elect three Class III directors of the Company; (ii) to ratify the selection of Ernst & Young LLP as the independent auditors for the Company for the year ending December 31, 2004; and (iii) to act upon such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

      We hope that you will be able to attend the Annual Meeting, and we urge you to read the enclosed Proxy Statement before you decide to vote. Whether or not you plan to attend, please complete, sign, date and return the enclosed proxy as promptly as possible. It is important that your shares be represented at the meeting.

Very truly yours,

DAVID C. GASMIRE
President and Chief Executive Officer

YOUR VOTE IS IMPORTANT

      All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the meeting, you are urged to complete, sign, date and return, in the enclosed postage paid envelope, the enclosed proxy as promptly as possible. Returning your proxy will help the Company assure that a quorum will be present at the meeting and avoid the additional expense of duplicate proxy solicitations. Any stockholder attending the meeting may vote in person even if he or she has returned the proxy.

      Many of the Company’s stockholders hold their shares in “street-name” in the name of a brokerage firm or bank. If you hold your shares in “street-name,” please note that only your brokerage firm or bank can sign a proxy on your behalf. Accordingly, you must provide voting instructions to your brokerage firm or bank in order for your shares to be voted on any matter on which your brokerage firm or bank does not have discretionary authority to vote for you. The Board of Directors urges you to contact the person responsible for your account today and instruct them to execute a proxy in favor of the proposals described in this Proxy Statement.

      Please note that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you will not be permitted to vote in person at the meeting unless you first obtain a legal proxy issued in your name from the record holder.

PROXY STATEMENT
SOLICITATION AND REVOCABILITY OF PROXIES
VOTING AND QUORUM
PROPOSAL ONE -- ELECTION OF CLASS III DIRECTORS
PROPOSAL TWO -- RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
DIRECTORS
MEETINGS AND COMMITTEES OF DIRECTORS
DIRECTOR CANDIDATE RECOMMENDATION PROCEDURES AND STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS
CODE OF ETHICS
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
FEES PAID TO INDEPENDENT AUDITORS
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PERFORMANCE GRAPH
SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
ADDITIONAL INFORMATION

ODYSSEY HEALTHCARE, INC.

717 North Harwood Street, Suite 1500
Dallas, Texas 75201

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 6, 2004

       PLEASE TAKE NOTICE THAT the 2004 Annual Meeting of Stockholders (the “Annual Meeting”) of Odyssey HealthCare, Inc., a Delaware corporation (the “Company”), will be held on May 6, 2004, at 8:00 a.m., local time, at the principal offices of the Company located at 717 North Harwood Street, Suite 1400, Dallas, Texas 75201, to consider and vote on the following matters:

(1) Election of three Class III directors of the Company to serve until the Annual Meeting of the Company’s stockholders in 2007 and until their successors are elected and qualified or until their earlier death, resignation or removal from office;

(2) Ratification of the selection of Ernst & Young LLP as independent auditors of the Company for the year ending December 31, 2004; and

(3) Such other business as may properly come before the Annual Meeting or any postponement(s) or adjournment(s) thereof.

      The close of business on March 26, 2004 (the “Record Date”), has been fixed as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment(s) or postponement(s) thereof. Only holders of record of the Company’s common stock, par value $0.001 per share (“Common Stock”), at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder for any purpose germane to the Annual Meeting during ordinary business hours for the ten days preceding the Annual Meeting at the Company’s offices at the address on this notice, and also at the Annual Meeting.

      Whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy as promptly as possible. You may revoke your proxy before the Annual Meeting as described in the Proxy Statement under the heading “Solicitation and Revocability of Proxies.”

By Order of the Board of Directors,

W. BRADLEY BICKHAM
Secretary

Dallas, Texas

April 6, 2004

ODYSSEY HEALTHCARE, INC.

717 North Harwood Street, Suite 1500
Dallas, Texas 75201
(214) 922-9711

PROXY STATEMENT

SOLICITATION AND REVOCABILITY OF PROXIES

      The Board of Directors of Odyssey HealthCare, Inc. (the “Company”) requests your proxy for use at the 2004 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 6, 2004, at 8:00 a.m., local time, at the principal offices of the Company located at 717 North Harwood Street, Suite 1400, Dallas, Texas 75201, and at any adjournment(s) or postponement(s) thereof. By signing and returning the enclosed proxy, you authorize the persons named on the proxy to represent you and to vote your shares at the Annual Meeting. This Proxy Statement and the form of proxy were first mailed to stockholders of the Company on or about April 6, 2004.

      This solicitation of proxies is made by the Board of Directors of the Company (the “Board of Directors”) and will be conducted primarily by mail. Officers, directors and employees of the Company may solicit proxies personally or by telephone, telegram or other forms of electronic, wire or facsimile communication. The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of Common Stock that those companies hold of record. The costs of the solicitation, including reimbursement of such forwarding expenses, will be paid by the Company.

      If you attend the Annual Meeting, you may vote in person. If you are not present at the Annual Meeting, your shares can be voted only if you have returned a properly signed proxy or are represented by another proxy. You may revoke your proxy at any time before it is exercised at the Annual Meeting by (a) signing and submitting a later-dated proxy to the Secretary of the Company, (b) delivering written notice of revocation of the proxy to the Secretary of the Company, or (c) voting in person at the Annual Meeting. In the absence of any such revocation, shares represented by the persons named on the proxies will be voted at the Annual Meeting.

VOTING AND QUORUM

      The only outstanding voting securities of the Company are shares of Common Stock. As of the close of business on March 26, 2004 (the “Record Date”), there were 36,597,136 shares of Common Stock outstanding and entitled to be voted at the Annual Meeting.

      Each outstanding share of Common Stock is entitled to one vote. The presence, in person or by proxy, of a majority of the shares of Common Stock issued and outstanding and entitled to vote as of the Record Date shall constitute a quorum at the Annual Meeting. If a quorum shall not be present, in person or by proxy, at the Annual Meeting or any adjournment thereof, the chairman of the meeting or the holders of a majority of the Common Stock entitled to vote who are present or represented by proxy at the Annual Meeting have the power to adjourn the Annual Meeting from time to time without notice, other than an announcement at the Annual Meeting (unless the Board of Directors, after such adjournment, fixes a new record date for the adjourned meeting), until a quorum is present. At any such adjourned meeting at which a quorum is present, in person or by proxy, any business may be transacted that may have been transacted at the Annual Meeting had a quorum originally been present; provided that, if the adjournment is for more than 30 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting. Proxies solicited by this Proxy Statement may be used to vote in favor of any motion to adjourn the Annual Meeting. The persons named on the proxies intend to vote in favor of any motion to adjourn the Annual Meeting to a subsequent day if, prior to the Annual Meeting, such persons have not received sufficient proxies to approve the proposals described in this Proxy Statement. If such a motion is approved but sufficient proxies are not received by the time set for the resumption of the Annual Meeting, this process will be repeated until sufficient proxies to vote in favor of the proposals to be presented to the stockholders at the Annual Meeting have been received or it appears that sufficient proxies will not be received. Abstentions and broker non-votes will count in determining if a quorum is present at the Annual Meeting. A broker non-vote occurs if a broker or other nominee attending the meeting in person or submitting a proxy does not have discretionary authority to vote on a particular item and has not received voting instructions with respect to that item.

PROPOSAL ONE — ELECTION OF CLASS III DIRECTORS

      The Board of Directors has designated Messrs. Richard R. Burnham, David C. Gasmire and Martin S. Rash as nominees for election as Class III directors of the Company at the Annual Meeting (each, a “Nominee”). Each Nominee currently serves as a Class III director. If elected, each Nominee will serve until the expiration of his term at the Annual Meeting of the Company’s stockholders in 2007 and until his successor is elected and qualified or until his earlier death, resignation or removal from office. For information about each Nominee, see “Directors.”

      The Board of Directors has no reason to believe that any of the Nominees will be unable or unwilling to serve if elected. If a Nominee becomes unable or unwilling to serve, your proxy will be voted for the election of a substitute nominee recommended by the current Board of Directors, or the number of the Company’s directors will be reduced.

Required Vote and Recommendation

      The election of directors requires the affirmative vote of a plurality of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting. Accordingly, under Delaware law and the Company’s Certificate of Incorporation and Bylaws, abstentions and broker non-votes will not have any effect on the election of a particular director. Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted for the election of each of the Nominees.

      The Board of Directors recommends that stockholders vote “FOR” the election of each of the Nominees.

PROPOSAL TWO — RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

      On February 25, 2004, the Audit Committee of the Board of Directors (the “Audit Committee”) selected Ernst & Young LLP (“Ernst & Young”) as the Company’s independent auditors for the year ending December 31, 2004. The Company expects that representatives of Ernst & Young will be present at the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if they desire to do so.

      The Audit Committee has the responsibility for selecting the Company’s independent auditors, and stockholder ratification is not required. However, the selection is being submitted for ratification at the Annual Meeting with a view towards soliciting the stockholders’ opinion, which the Audit Committee will take into consideration in future deliberations. If the selection of Ernst & Young as the Company’s independent auditors is not ratified at the Annual Meeting, the Audit Committee will consider the engagement of other independent auditors. The Audit Committee may terminate the engagement of Ernst & Young as independent auditors without the approval of the Company’s stockholders whenever the Audit Committee deems termination necessary or appropriate.

Required Vote and Recommendation

      Ratification of the selection of Ernst & Young as the Company’s independent auditors for the year ending December 31, 2004, requires the affirmative vote of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting. Under Delaware law and the Company’s Certificate of Incorporation and Bylaws, an abstention will have the same legal effect as a vote against the ratification of Ernst & Young, and each broker non-vote will reduce the absolute number, but not the percentage, of affirmative votes necessary for approval of the ratification. Unless otherwise instructed on the proxy or unless authority to vote is withheld, the enclosed proxy will be voted for the ratification of Ernst & Young as the Company’s independent auditors for the year ending December 31, 2004.

      The Board of Directors recommends that stockholders vote “FOR” the ratification of the selection of Ernst & Young LLP as the Company’s independent auditors for the year ending December 31, 2004.

DIRECTORS

      The following tables set forth certain information regarding the Nominees and the other directors of the Company:

			Director’s
Name of Nominee	Age	Title	Term Ending

Richard R. Burnham	62	Chairman of the Board and Class III Director	2004
David C. Gasmire	48	President, Chief Executive Officer and Class III Director	2004
Martin S. Rash	49	Class III Director	2004

      Richard R. Burnham co-founded the Company in 1995 and has served as Chairman of the Board of the Company and as one of the Company’s directors since that time. In addition, Mr. Burnham served as President of the Company from August 1995 to December 2001 and as Chief Executive Officer of the Company from August 1995 to January 1, 2004, at which time, as part of the Company’s succession plan, Mr. Gasmire was promoted to the position of Chief Executive Officer. Prior to founding the Company, Mr. Burnham served as a regional Vice President for Vitas Healthcare, Inc., a for-profit provider of hospice services, from June 1990 to October 1994. Mr. Burnham served as Regional Vice President of Olsten Kimberly Quality Care, Inc., a home healthcare and nurse personnel staffing company, from January 1990 to June 1990. He was also employed from June 1971 to August 1989 by Baxter Healthcare Corporation, a manufacturer of medical supplies, and also by its subsidiary Caremark Inc.

      David C. Gasmire co-founded the Company in 1995 and has served as one of the Company’s directors and as President of the Company since December 2001. Effective January 1, 2004, as part of the Company’s succession plan, Mr. Gasmire was promoted to Chief Executive Officer of the Company. Mr. Gasmire previously served as Executive Vice President of the Company from August 1995 to December 2001 and as Chief Operating Officer from 1995 to October 1, 2003. Mr. Gasmire’s diverse healthcare experience includes serving as General Manager and Director of Business Development for Vitas Healthcare, Inc., a for-profit provider of hospice services, from April 1992 to September 1995, Vice President of Operations for United Dental Care Inc., a provider of prepaid dental services, from April 1986 to April 1992, and Regional Manager for American Critical Care, a division of American Hospital Supply Corporation, from July 1979 to April 1986.

      Martin S. Rash has served as one of the Company’s directors since July 2000. Mr. Rash has served as Chief Executive Officer and director of Province Healthcare Company, an operator of non-urban acute care hospitals, since December 1996 and as Chairman of the board of directors of Province since May 1998. Mr. Rash served as Chief Executive Officer and director of Province Healthcare Company’s predecessor, Principal Hospital Company, from February 1996 to December 1996. From February 1994 to

February 1996, Mr. Rash was the Chief Operating Officer of Community Health Systems, Inc., a provider of general hospital care services in non-urban areas.

			Director’s
Name of Director	Age	Title	Term Ending

John K. Carlyle	49	Class II Director	2006
David W. Cross	57	Class II Director	2006
Paul J. Feldstein	70	Class I Director	2005
Shawn S. Schabel	39	Class I Director	2005
David L. Steffy	60	Class II Director	2006

      John K. Carlyle has served as one of the Company’s directors since November 2001. Mr. Carlyle served as the Chief Executive Officer of Magella Healthcare Corporation, a provider of neonatal and perinatal physician services, from 1997 until its merger with Pediatrix Medical Group, Inc. in May 2001. From 1990 through 1997 he served in the positions of President, Chief Executive Officer and Chairman of Concentra Managed Care, Inc. (formerly OccuSystems, Inc.), a healthcare services and cost containment company in the area of workers’ compensation and occupational healthcare. From 1985 through 1990, Mr. Carlyle served as Senior Vice President and Chief Financial Officer of Medical Care International, Inc., an operator of outpatient surgery centers. He currently serves on the board of directors of Concentra Managed Care, Inc., and is chairman of the board of Pediatrix Medical Group, Inc.

      David W. Cross co-founded the Company in 1995 and has served as one of the Company’s directors since February 1996. Mr. Cross served as Senior Vice President and Chief Development Officer for Select Medical Corporation, a public healthcare company, from January 1999 to February 2004. He was co-founder of Intensiva Healthcare Corporation, a provider of highly specialized, acute long-term care services, and served as its President and Chief Executive Officer from May 1994 until its merger with Select Medical Corporation in December 1998. Mr. Cross was founder, President and Chief Executive Officer and a director of Advanced Rehabilitation Resources, Inc., a provider of outsourcing and management of comprehensive medical rehabilitation, subacute and outpatient therapy programs and contract therapy services, serving in each of these capacities from 1990 to 1993.

      Paul J. Feldstein has served as one of the Company’s directors since May 2002. Professor Feldstein is a Professor and Robert Gumbiner Chair in Healthcare Management at the Graduate School of Management, University of California, Irvine. Professor Feldstein has taught at the University of California, Irvine since July 1987, and during several leaves from the University has worked at the Office of Management and Budget, Social Security Administration and the World Health Organization. Professor Feldstein has served as a director of Province Healthcare Company, an operator of non-urban acute care hospitals, since May 2001. Professor Feldstein served as a director of Sutter Health, a network of doctors and not-for-profit hospitals serving more than 100 Northern California Communities, from May 1988 to December 2000.

      Shawn S. Schabel has served as one the Company’s directors since July 2003. Mr. Schabel is President and Chief Operating Officer of Lincare Holdings Inc., a national provider of oxygen and other respiratory therapy services. Mr. Schabel has served in numerous management positions with Lincare since joining the company in 1989. He was named Senior Vice President in 1998 and in 2001 was also named Chief Operating Officer. In April 2003, he was promoted to President of Lincare.

      David L. Steffy co-founded the Company in 1995 and has served as one of the Company’s directors since February 1996. Mr. Steffy has served as a director for Province Healthcare Company, an operator of non-urban acute care hospitals, since August 1998. He co-founded Intensiva Healthcare Corporation, a provider of highly specialized, acute long-term care services, and served as a director for Intensiva from May 1994 to December 1998. He co-founded Community Health Systems, Inc., a provider of general hospital healthcare services, in May 1985 and served as Vice Chairman until May 1996.

      The Board of Directors has determined that each of Messrs. Carlyle, Cross, Feldstein, Rash, Schabel and Steffy meet the current independence requirements of the Nasdaq Stock Market, Inc.

Director Compensation

      Directors who are also officers or employees of the Company do not receive compensation for their services as directors. In 2003, each of the Company’s non-employee directors was paid an annual retainer of $35,000 for his service on the Board of Directors and the chairmen of each of the Audit Committee, Compensation Committee and other committees of the Board of Directors were paid an annual retainer of $8,000, $5,000 and $3,000, respectively. Each non-employee director also received $1,000 for every meeting of the Board of Directors (or committee thereof) attended by such director in 2003. In addition, in May 2003 each of the Company’s non-employee directors received an award of stock options to purchase 6,300 shares of Common Stock, as adjusted for the Company’s 50% stock dividend distributed on August 12, 2003, at an exercise price equal to the fair market value of the Common Stock on the date of grant. Directors are entitled to reimbursement of their reasonable out-of-pocket expenses in connection with their travel to and attendance at meetings of the Board of Directors or committees thereof. The Company anticipates that director compensation in 2004 will be substantially similar to compensation received in 2003.

Term of Office

      The Company’s Certificate of Incorporation provides that the Board of Directors must be divided into three classes, designated Class I, Class II and Class III. Directors serve for staggered terms of three years each. Messrs. Feldstein and Schabel currently serve as Class I directors, whose terms expire at the Annual Meeting of the Stockholders in 2005. Messrs. Carlyle, Cross and Steffy currently serve as Class II directors whose terms expire at the Annual Meeting of the Stockholders in 2006, and Messrs. Burnham, Gasmire and Rash currently serve as Class III directors whose terms expire at the Annual Meeting.

MEETINGS AND COMMITTEES OF DIRECTORS

      The Company’s Board of Directors had seven meetings during the year ended December 31, 2003. The Board of Directors has five standing committees: the Audit Committee, the Compensation Committee, the Nominating & Governance Committee, the Compliance Committee and the recently established Acquisitions Committee. Each of the committees is appointed by the Board of Directors after considering the recommendation of the Nominating & Governance Committee. During the year ended December 31, 2003, each director attended at least 75% of the aggregate of (i) all meetings of the Board of Directors held during the period in which he was a director and (ii) all meetings of committees of the Board of Directors on which such director served that were held during the period in which he served.

      The Company recently adopted a policy that encourages all incumbent directors and director nominees to attend each annual meeting of stockholders. To encourage attendance by all directors and director nominees, and to maximize the Company’s resources and the efficiency of the Board of Directors, the Board of Directors will endeavor to annually schedule a meeting of the Board of Directors to take place following each annual meeting of stockholders. Although this policy was not in place at the time of the 2003 annual meeting of stockholders, seven of eight incumbent directors, including all director nominees, attended the 2003 annual meeting of stockholders.

Audit Committee

      The Audit Committee is appointed by the Board of Directors to assist the Board of Directors with carrying out its duties. The primary functions of the Audit Committee are:

•	to oversee the quality and integrity of the financial statements and other financial information the Company provides to any governmental body or the public;

•	to oversee the Company’s compliance with legal and regulatory requirements;

•	to oversee the independent auditors’ qualifications and independence;

•	to oversee the performance of the Company’s internal audit function and independent auditors;

•	to oversee the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements;

•	to oversee the Company’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board of Directors have established;

•	to establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls, and other auditing matters and for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters;

•	to provide an open avenue of communication among the independent auditors, financial and senior management, the internal auditing department or outside auditors performing the internal audit function, and the Board of Directors, always emphasizing that the independent auditors are accountable to the Audit Committee; and

•	to perform such other duties as are directed by the Board of Directors.

      The role and other responsibilities of the Audit Committee are set forth in the Audit Committee Charter, which is attached as Appendix A to this Proxy Statement (the “Audit Committee Charter”). The Audit Committee reviews and reassesses the adequacy of the Audit Committee Charter annually and recommends any proposed changes to the Board of Directors for approval. On March 25, 2004, the Board of Directors amended and restated the Audit Committee Charter to read as set forth in Appendix A. The full text of the Audit Committee Charter is also available on the Company’s website (www.odsyhealth.com). The members of the Audit Committee are Messrs. Carlyle, Rash and Steffy. The Board of Directors has determined that each of Messrs. Carlyle, Rash and Steffy meet the current independence requirements of the Nasdaq Stock Market, Inc. and applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) and that each member of the Audit Committee has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. The Board of Directors has determined that Mr. Carlyle satisfies the requirements for an “audit committee financial expert” and has designated Mr. Carlyle as the Company’s audit committee financial expert. The Audit Committee held four meetings during the year ended December 31, 2003.

Compensation Committee

      The Compensation Committee is comprised of Messrs. Cross, Rash and Schabel. The Board of Directors has determined that each of Messrs. Cross, Rash and Schabel meet the current independence requirements of the Nasdaq Stock Market, Inc. and applicable rules and regulations of the SEC. The primary functions of the Compensation Committee are:

•	to review, evaluate and approve the agreements, plans, policies and programs of the Company to compensate the officers and directors of the Company;

•	to produce a report on executive compensation each year and to publish the report in the Company’s proxy statement for its annual meeting of stockholders and, if necessary or desired, in the Company’s Annual Report on Form 10-K;

•	to otherwise discharge the Board of Directors’ responsibilities relating to compensation of the Company’s directors and officers; and

•	to perform such other functions as the Board of Directors may assign to the Compensation Committee from time to time.

      The Compensation Committee held three meetings during the year ended December 31, 2003. The role and other responsibilities of the Compensation Committee are set forth in the Compensation Committee Charter (the “Compensation Committee Charter”). The Compensation Committee reviews and reassesses the adequacy of the Compensation Committee Charter annually and recommends any proposed changes to the Board of Directors for approval. The full text of the Compensation Committee Charter is available on the Company’s website (www.odsyhealth.com).

Nominating & Governance Committee

      The Nominating & Governance Committee (the “Nominating Committee”) is comprised of Messrs. Carlyle, Cross, Feldstein, Rash, Schabel and Steffy. The Board of Directors has determined that each of Messrs. Carlyle, Cross, Feldstein, Rash, Schabel and Steffy meet the current independence requirements of the Nasdaq Stock Market, Inc. and applicable rules and regulations of the SEC. The primary functions of the Nominating Committee are:

•	to assist the Board of Directors by identifying individuals qualified to become members of the Board of Directors, and to select, or recommend that the Board of Directors select, the director nominees for election at the annual meetings of stockholders or for appointment to fill vacancies;

•	to recommend to the Board of Directors director nominees for each committee of the Board of Directors;

•	to advise the Board of Directors about the appropriate composition of the Board of Directors and its committees;

•	to advise the Board of Directors about and recommend to the Board of Directors appropriate corporate governance practices and to assist the Board of Directors in implementing those practices;

•	to assist the Board of Directors in its annual review of the performance of the Board of Directors and its committees;

•	to assist the Board of Directors by developing a CEO succession plan; and

•	to perform such other functions as the Board of Directors may assign to the Nominating Committee from time to time.

      The Nominating Committee held four meetings during the year ended December 31, 2003. The role and other responsibilities of the Nominating Committee are set forth in the Nominating & Governance Committee Charter, which is available on the Company’s website (www.odsyhealth.com).

Compliance Committee

      The Compliance Committee is charged with representing the Board of Directors in the oversight and review of the Company’s internal regulatory compliance program. The current members of the Compliance Committee are Messrs. Burnham, Cross and Steffy. Effective May 6, 2004, the members of the Compliance Committee will be Messrs. Burnham, Cross and Feldstein. The Compliance Committee held four meetings during the year ended December 31, 2003.

Acquisitions Committee

      The Acquisitions Committee was established in 2004 and is comprised of Messrs. Carlyle, Gasmire and Schabel. The function of the Acquisitions Committee is to evaluate and approve potential acquisitions of hospice programs.

DIRECTOR CANDIDATE RECOMMENDATION PROCEDURES AND

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

      The Nominating Committee will consider recommendations from stockholders of director candidates, although the Company has not adopted a formal process concerning stockholder recommendations. The Nominating Committee intends to review periodically whether a formal process should be adopted. If a stockholder wishes to recommend an individual for consideration by the Nominating Committee, the name of the individual and relevant personal information should be forwarded to the Nominating Committee, in care of the Company’s corporate Secretary, at the Company’s headquarters located at 717 N. Harwood Street, Suite 1500, Dallas, Texas 75201. Any such recommendations should be delivered to the Nominating Committee at least six months before the next annual meeting to provide adequate time for consideration by the Nominating Committee.

      The Nominating Committee has generally identified nominees based upon recommendations by independent directors, members of management and/or stockholders. The Nominating Committee does not evaluate candidates differently based on who has made the recommendation. The Nominating Committee does not have any specific minimum qualifications that must be met by a nominee for election to the Board of Directors and considers many factors when considering candidates for the Board of Directors, striving for the Board of Directors to be comprised of directors with a variety of experience and backgrounds and who represent the balanced interest of stockholders as a whole. In evaluating director nominees, the Nominating Committee considers, among other things, the following factors: integrity; high level of education and/or business experience; understanding of the Company’s business and the healthcare industry; strategic thinking and willingness to share ideas; and diversity of experience, expertise and backgrounds among members of the Board of Directors.

      The Company’s Bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the Board of Directors at the annual meeting of stockholders. The nomination procedures required by the Company’s Bylaws are summarized in “Additional Information — Stockholder Proposals for Next Annual Meeting.”

      In light of recently adopted SEC disclosure requirements, the Nominating Committee has adopted a formal process for stockholders to communicate with the Board of Directors. Stockholders wishing to communicate with the Board of Directors may do so by sending written communications to the Board of Directors, in care of the Company’s corporate Secretary, at the Company’s headquarters located at 717 N. Harwood Street, Suite 1500, Dallas, Texas 75201. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” All such letters must identify the author as a stockholder and clearly state whether the intended recipients are all members of the Board of Directors or only certain specified individual directors. The Secretary will make copies of all such letters received and circulate them to the appropriate director or directors. The Nominating Committee may revise these procedures at any time. Until any other procedures are developed and posted on the Company’s website (www.odsyhealth.com) any communication to the Board of Directors should be mailed to the Board of Directors in accordance with the procedures described above.

CODE OF ETHICS

      The Company has a Financial Code of Ethics, which is applicable to the Company’s Chief Executive Officer, Chief Financial Officer, Controller and other senior financial officers. The Company also has a Corporate Code of Business Conduct and Ethics (the “Code of Conduct and Ethics”), which is applicable to all employees and members of the Board of Directors. The Financial Code of Ethics and the Code of Conduct and Ethics are available on the Company’s website (www.odsyhealth.com). The Company will also post on its website any amendment to, or waiver from, a provision of the Financial Code of Ethics that applies to the Company’s Chief Executive Officer, Chief Financial Officer, principal accounting officer, controller or persons performing similar functions and that relates to any of the following elements of the Financial Code of Ethics: honest and ethical conduct; disclosure in reports or documents filed with the SEC and other public communications; compliance with applicable laws, rules and regulations; prompt internal reporting of code violations; and accountability for adherence to the code.

EXECUTIVE OFFICERS

      The following table sets forth information regarding the Executive Officers of the Company:

Name	Age	Title

Richard R. Burnham	62	Chairman of the Board and Class III Director
David C. Gasmire	48	President, Chief Executive Officer and Class III Director
Douglas B. Cannon	42	Senior Vice President, Chief Financial Officer, Assistant Secretary and Treasurer
Deborah A. Hoffpauir	42	Senior Vice President and Chief Operating Officer
Brenda A. Belger	49	Senior Vice President of Human Resources
Kathleen A. Ventre	55	Senior Vice President of Clinical and Regulatory Affairs
William F. Ward	49	Senior Vice President of Sales and Marketing
W. Bradley Bickham	41	Vice President, Secretary and General Counsel

      The Executive Officers named above were appointed by the Board of Directors to serve in such capacities until their respective successors have been duly appointed and qualified, or until their earlier death, resignation or removal from office. Biographical information on Messrs. Burnham and Gasmire is set forth previously in this Proxy Statement. See “Directors.”

      Douglas B. Cannon joined the Company as Vice President, Chief Financial Officer, Secretary and Treasurer in January 1999 and was promoted to Senior Vice President in December 2001. Mr. Cannon was appointed Assistant Secretary in January 2004. From September 1989 to September 1998, Mr. Cannon served as Chief Financial Officer of Cornerstone Health Management Company, a specialty provider of geriatric services to hospitals and operator of long-term acute hospitals.

      Deborah A. Hoffpauir joined the Company in March 1997 as Regional Vice President and was promoted to Senior Vice President of Operations in October 2002. In October 2003, Ms. Hoffpauir was promoted to Chief Operating Officer. From May 1995 to March 1997, Ms. Hoffpauir served as National Director of Operations for Horizon/ CMS Healthcare Corporation, a long-term care and rehabilitation company.

      Brenda A. Belger joined the Company as Vice President of Human Resources in April 1997 and was promoted to Senior Vice President of Human Resources in December 2001. Ms. Belger served as Director of Human Resources for Morven Partners, L.P., a manufacturer of food products, from July 1994 to April 1997.

      Kathleen A. Ventre joined the Company as Director of Clinical and Regulatory Affairs in May 1998 and was promoted to Vice President of Clinical and Regulatory Affairs in December 1999 and to Senior Vice President of Clinical and Regulatory Affairs in December 2001. From January 1994 to March 1998, Ms. Ventre served as a Patient Care Manager and Director of Patient Care Services with Vitas Healthcare, Inc., a for-profit provider of hospice services.

      William F. Ward joined the Company as Senior Vice President of Sales and Marketing in January 2004. From November 1993 to December 2003, Mr. Ward was a partner in Heidrick & Struggles, an executive search firm. Mr. Ward served as Vice President of Mitchell International, a healthcare consulting firm, from July 1990 to November 1993. In January 1986, Mr. Ward co-founded United Dental Care, Inc., a national managed dental care company, and served as Vice President of Sales and Marketing from January 1986 to July 1990.

      W. Bradley Bickham joined the Company as Vice President and General Counsel in June 2003 and was appointed Secretary in January 2004. Mr. Bickham was an associate with the law firm of Vinson & Elkins L.L.P. from June 1998 until May 2003. From August 1997 until May 1998, Mr. Bickham was an associate with the law firm of Hughes & Luce, LLP. Mr. Bickham was an associate with the law firm of Cook, Yancey, King & Galloway, APLC from August 1994 until July 1997.

EXECUTIVE COMPENSATION

      The following table sets forth certain information for the years ended December 31, 2001, 2002 and 2003 concerning the compensation of the Company’s Chief Executive Officer, the four most highly paid executives serving in such capacity as of December 31, 2003, whose total annual salary and bonus exceeded $100,000 for the year ended December 31, 2003 (the “Named Executive Officers”).

Summary Compensation Table

				Long-Term
		Annual Compensation		Compensation

				Securities
Name and				Underlying	All Other
Principal Position	Year	Salary($)	Bonus($)	Options(#)(1)	Compensation($)

Richard R. Burnham(2)	2003	460,764	266,900	—	2,333	(3)
Chairman of the Board	2002	400,000	275,049	238,500	1,802	(4)
and Director	2001	282,816	159,000	405,000	173,940	(5)
David C. Gasmire(6)	2003	348,131	201,627	—	2,641	(3)
President, Chief	2002	300,000	177,383	135,000	2,551	(4)
Executive Officer and	2001	245,347	103,500	253,125	63,062	(7)
Director
Douglas B. Cannon	2003	268,774	155,855	—	4,083	(3)
Senior Vice President,	2002	225,000	108,232	112,500	2,629	(4)
Chief Financial Officer,	2001	207,497	61,250	168,750	—
Treasurer and Assistant Secretary
Deborah A. Hoffpauir(8)	2003	179,133	60,762	112,500	2,821	(3)
Senior Vice President	2002	146,710	35,197	56,250	1,380	(4)
and Chief Operating Officer
Brenda A. Belger	2003	139,484	35,381	91,875	2,119	(3)
Senior Vice President	2002	130,000	32,913	16,875	1,722	(4)
of Human Resources	2001	118,992	20,000	11,250	—

(1)	Stock option awards are adjusted for the Company’s 50% stock dividend distributed on August 12, 2003.

(2)	In 2003, Mr. Burnham served as the Company’s Chief Executive Officer and Chairman of the Board. Effective January 1, 2004, as part of the Company’s succession plan, Mr. Gasmire was promoted to the position of Chief Executive Officer. Mr. Burnham continues to serve as Chairman of the Board.

(3)	Reflects a contribution by the Company to the Company’s 401(k) plan for the benefit of each of the Named Executive Officers for 2003.

(4)	Reflects a contribution by the Company to the Company’s 401(k) plan for the benefit of each of the Named Executive Officers for 2002.

(5)	On April 25, 1996, the Company loaned $125,500 to Richard R. Burnham in exchange for a promissory note to the Company bearing interest at the rate of 7% per annum. The promissory note was secured by 251,000 shares of the Company’s preferred stock owned by Mr. Burnham. The Company forgave repayment of this promissory note in November 2001 upon completion of the Company’s initial public offering. At that time, the aggregate outstanding balance, including accrued and unpaid interest, of the note was $173,940.

(6)	In 2003, Mr. Gasmire served as the Company’s President, Chief Operating Officer, Assistant Secretary and Director. Effective January 1, 2004, as part of the Company’s succession plan, Mr. Gasmire was promoted to the position of Chief Executive Officer.

(7)	On April 25, 1996, the Company loaned $45,500 to David C. Gasmire in exchange for a promissory note to the Company bearing interest at the rate of 7% per annum. The promissory note was secured by 91,000 shares of the Company’s preferred stock owned by Mr. Gasmire. The Company forgave repayment of this promissory note in November 2001 upon completion of the Company’s initial public offering. At that time, the aggregate outstanding balance, including accrued and unpaid interest, of the note was $63,062.

(8)	Ms. Hoffpauir was appointed Senior Vice President of Operations in October 2002 and Chief Operating Officer in October 2003.

      The following table provides information regarding stock options granted to the Named Executive Officers during 2003.

Option Grants in Last Fiscal Year

	Individual Grants

	Number of	% of Total
	Shares	Options			Grant Date
	Underlying	Granted to	Exercise or		Present
	Options	Employees in	Base Price	Expiration	Value($)
Name	Granted(#)	Fiscal Year	($/Share)(1)	Date	(2)

Richard R. Burnham	—	—	—	—	—
David C. Gasmire	—	—	—	—	—
Douglas B. Cannon	—	—	—	—	—
Deborah A. Hoffpauir	112,500 (3)	11.3%	$22.33	6/20/2013	994,500
Brenda A. Belger	16,875 (4)	1.7%	$15.25	2/6/2013	146,138
	75,000 (3)	7.5%	$22.33	6/20/2013	663,000

(1)	The exercise price for all options shown is the market price on the date of grant.

(2)	The grant date present value was determined by using the Black-Scholes option pricing model, as adapted for use in valuing employee stock options. The estimated values under the Black-Scholes model are based on the following assumptions as to certain variables: potential option term, 10 years; risk free rate of return, 2.27%-3.02% (based on the date of grant); expected volatility, 65.1%; and expected dividend yield, 0%. The actual value, if any, a Named Executive Officer may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. Therefore, there is no assurance that the value realized by a Named Executive Officer will be at or near the value estimated by the Black-Scholes model reflected in the table.

(3)	25% of the stock options became exercisable on June 20, 2004, and 25% of the stock options will become exercisable on each subsequent June 20th, with all stock options becoming fully exercisable effective June 20, 2007.

(4)	25% of the stock options will become exercisable on February 6, 2004, and 25% of the stock options will become exercisable on each subsequent February 6th, with all stock options becoming fully exercisable effective February 6, 2007.

      The following table provides summary information with respect to stock options held by the Named Executive Officers as of December 31, 2003. The value of unexercised in-the-money options is based on the price per share of Common Stock of $29.46 as reported on the Nasdaq National Market at the close of business on December 31, 2003, less the exercise price payable for the shares.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

			Number of Securities		Value of the Unexercised
			Underlying Unexercised		In-the-Money
			Options at		Options at
	Shares		Fiscal Year-End(#)		Fiscal Year-End($)
	Acquired on	Value
Name	Exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Richard R. Burnham	600,008	15,554,226	12,195	453,163	205,482	9,306,471
David C. Gasmire	333,166	9,329,885	97,658	294,803	2,077,874	6,248,703
Douglas B. Cannon	106,596	2,509,677	51,266	229,223	1,452,896	4,916,992
Deborah A. Hoffpauir	64,688	1,854,615	11,250	165,938	156,675	1,742,556
Brenda A. Belger	21,094	562,495	—	123,656	—	1,548,294

Employment Agreements

      Richard R. Burnham. Effective as of February 28, 2002, the Company amended and restated its employment agreement with Mr. Burnham, which was originally entered into on March 1, 1999. The employment agreement expires on February 28, 2005, except that it will be renewed automatically for additional one-year periods unless sixty days prior written notice is given by either party in advance of any one-year period. Mr. Burnham’s annual base salary is subject to annual review by the Compensation Committee. The employment agreement also provides for an annual bonus to be determined by the Board of Directors and Mr. Burnham based on the Company achieving certain goals. In addition, the employment agreement provides that Mr. Burnham is entitled to an automobile allowance and is eligible to participate in all benefit programs for which employees and/or senior executives are generally eligible. Under his employment agreement, the Company may terminate Mr. Burnham’s employment for cause or without cause. If Mr. Burnham’s employment is terminated without cause or he resigns for good reason,

•	he will be entitled to receive severance payments equal to his base salary, payable on regularly scheduled paydays and in accordance with the Company’s regular payroll practice, until the earlier to occur of the second anniversary of his date of termination or the date on which he obtains employment with another person;

•	he will be entitled to receive his pro rata share of any annual bonus to which he would be entitled through the date of termination, payable at the earlier of the date it would have been due if he had not been terminated or the last day on which he is entitled to receive severance payments;

•	he will be entitled to reimbursements for any payments he makes under the Consolidated Omnibus Budget Reconciliation Act of 1985 for continued health benefits under the Company’s health insurance plan until, subject to certain exceptions, the expiration of the period during which he is entitled to receive severance payments; and

•	non-vested stock options granted to Mr. Burnham will vest immediately and all stock options granted to Mr. Burnham will remain exercisable for a period of two years from the date of termination.

      If within two years following a change of control Mr. Burnham is terminated without cause or resigns for good reason, he will be entitled to the same severance benefits as if he had been terminated without cause. However, the period for which he will be entitled to such severance benefits will be the greater of the severance period for termination without cause or the remainder of the two years following the date of the change of control. During the employment term, the Company must nominate Mr. Burnham as a member of the Board of Directors. The employment agreement also contains confidentiality provisions, as well as a covenant not to compete during the employment term and continuing until

•	the first anniversary of the date of termination if Mr. Burnham’s employment is terminated by the Company with cause or by reason of his long-term disability;

•	the later to occur of the first anniversary of the date of termination or the last day on which he is entitled to receive severance payments if Mr. Burnham’s employment is terminated by the Company without cause or Mr. Burnham resigns for good reason; or

•	the second anniversary of the date of termination if Mr. Burnham resigns without good reason.

      David C. Gasmire. Effective as of February 28, 2002, the Company amended and restated its employment agreement with Mr. Gasmire, which was originally entered into on March 1, 1999. The employment agreement expires on February 28, 2005, except that it will be renewed automatically for additional one-year periods unless sixty days prior written notice is given by either party in advance of any one-year period. Mr. Gasmire’s annual base salary is subject to annual review by the Compensation Committee. The employment agreement also provides for an annual bonus to be determined by the Board of Directors and Mr. Gasmire based on the Company achieving certain goals. In addition, the employment agreement provides that Mr. Gasmire is entitled to an automobile allowance and is eligible to participate in all benefit programs for which employees and/or senior executives are generally eligible. Under his employment agreement, the Company may terminate Mr. Gasmire’s employment for cause or without cause. If Mr. Gasmire’s employment is terminated without cause or he resigns for good reason,

•	he will be entitled to receive severance payments equal to his base salary, payable on regularly scheduled paydays and in accordance with the Company’s regular payroll practice, until the earlier to occur of the second anniversary of his date of termination or the date on which he obtains employment with another person;

•	he will be entitled to receive his pro rata share of any annual bonus to which he would be entitled through the date of termination, payable at the earlier of the date it would have been due if he had not been terminated or the last day on which he is entitled to receive severance payments;

•	he will be entitled to reimbursements for any payments he makes under the Consolidated Omnibus Budget Reconciliation Act of 1985 for continued health benefits under the Company’s health insurance plan until, subject to certain exceptions, the expiration of the period during which he is entitled to receive severance payments; and

•	non-vested stock options granted to Mr. Gasmire will vest immediately and all stock options granted to Mr. Gasmire will remain exercisable for a period of two years from the date of termination.

      If within two years following a change of control Mr. Gasmire is terminated without cause or resigns for good reason, he will be entitled to the same severance benefits as if he had been terminated without cause. However, the period for which he will be entitled to such severance benefits will be the greater of the severance period for termination without cause or the remainder of the two years following the date of the change of control. The employment agreement also contains confidentiality provisions, as well as a covenant not to compete during the employment term and continuing until

•	the first anniversary of the date of termination if Mr. Gasmire’s employment is terminated by the Company with cause or by reason of his long-term disability;

•	the later to occur of the first anniversary of the date of termination or the last day on which he is entitled to receive severance payments if Mr. Gasmire’s employment is terminated by the Company without cause or Mr. Gasmire resigns for good reason; or

•	the second anniversary of the date of termination if Mr. Gasmire resigns without good reason.

      Douglas B. Cannon. Effective as of February 28, 2002, the Company amended and restated its employment agreement with Mr. Cannon, which was originally entered into on March 1, 1999. The employment agreement expires on February 28, 2005, except that it will be renewed automatically for one-year periods unless sixty days prior written notice is given by either party in advance of any one-year renewal period. Mr. Cannon’s annual base salary is subject to annual review by the Compensation Committee. The employment agreement also provides for an annual bonus to be determined by the Board of Directors and Mr. Cannon based on the Company achieving certain goals. In addition, the employment agreement provides that Mr. Cannon is eligible to participate in all benefit programs for which employees and/or senior executives are generally eligible. Under his employment agreement, the Company may terminate Mr. Cannon’s employment for cause or without cause. If Mr. Cannon’s employment is terminated without cause or he resigns for good reason,

•	he will be entitled to receive severance payments equal to his base salary, payable on regularly scheduled paydays and in accordance with the Company’s regular payroll practice, until the earlier to occur of the first anniversary of his date of termination or the date on which he obtains employment with another person;

•	he will be entitled to receive his pro rata share of any annual bonus to which he would be entitled through the date of termination, payable at the earlier of the date it would have been due if he had not been terminated or the last day on which he is entitled to receive severance payments;

•	he will be entitled to reimbursements for any payments he makes under the Consolidated Omnibus Budget Reconciliation Act of 1985 for continued health benefits under the Company’s health insurance plan until, subject to certain exceptions, the expiration of the period during which he is entitled to receive severance payments; and

•	non-vested stock options granted to Mr. Cannon will vest immediately and all stock options granted to Mr. Cannon will remain exercisable for a period of two years from the date of termination.

      If within two years following a change of control Mr. Cannon is terminated without cause or resigns for good reason, he will be entitled to the same severance benefits as if he had been terminated without cause. However, the period for which he will be entitled to such severance benefits will be the greater of the severance period for termination without cause or the remainder of the two years following the date of the change of control. The employment agreement also contains confidentiality provisions, as well as a covenant not to compete during the employment term and continuing until the first anniversary of the date of termination.

Stock Option Plan

      The Company adopted the Odyssey Healthcare, Inc. Stock Option Plan in 1996. As of March 26, 2004, there were 564,499 shares of Common Stock issuable upon exercise of outstanding stock options under the plan. The Company no longer grants stock options under this plan. The plan allows for the grant of both incentive stock options and nonstatutory stock options. The Compensation Committee administers the plan and has been responsible for determining recipients of stock options and the terms and conditions of the options. With respect to incentive stock options, the Internal Revenue Code of 1986 limits the Compensation Committee’s power to determine exercise prices and dates.

2001 Equity-Based Compensation Plan

      The 2001 Equity-Based Compensation Plan became effective in November 2001. The plan provides for grants of incentive stock options, within the meaning of Section 422 of the Internal Revenue Code of 1986, to Company employees, including officers and employee-directors, and for grants of nonstatutory stock options, restricted stock awards, stock appreciation rights, phantom stock awards and annual incentive awards to Company employees, consultants and nonemployee directors. The purposes of the plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility;

•	to provide additional incentives to employees and consultants; and

•	to promote the success of the Company’s business.

      At any given time, the number of shares of Common Stock issued under the plan plus the number of shares of Common Stock issuable upon the exercise of all outstanding awards under the plan may not exceed the lesser of 100 million shares or 10% of the total number of shares of Common Stock then outstanding, assuming the exercise of all outstanding options and warrants and the conversion or exchange or exercise of all securities convertible into or exchangeable or exercisable for Common Stock. As of March 26, 2004, 4,577,264 shares of Common Stock were authorized for grant, of which options to purchase 2,507,923 shares of Common Stock were outstanding.

      The Compensation Committee administers the plan and at all times must be comprised of two or more individuals that constitute “outside directors” for purposes of Section 162 of the Internal Revenue Code of 1986 and “nonemployee directors” for purposes of Rule 16b-3 promulgated pursuant to the Securities Exchange Act of 1934. The Compensation Committee designates the individuals to receive the awards, the number of shares subject to the awards, and the terms and conditions of each award.

      While the Compensation Committee determines the terms of awards granted under the plan, the term of any incentive stock option cannot exceed ten years from the date of grant and any incentive stock option granted to an employee who possesses more than ten percent of the total combined voting power of all classes of the Company’s shares within the meaning of Section 422(b)(6) of the Internal Revenue Code of 1986 cannot be exercisable after the expiration of five years from the date of grant.

      While the Compensation Committee determines the exercise price of options granted under the plan, the exercise price of any incentive stock option granted to an employee who possesses more than ten percent of the total combined voting power of all classes of the Company’s shares within the meaning of Section 422(b)(6) of the Internal Revenue Code of 1986 must be at least 110% of the fair market value of the underlying share at the time the option is granted. The exercise price of options granted under the plan will be paid in full in a manner prescribed by the Compensation Committee.

      The plan is not subject to the Employee Retirement Income Security Act of 1974; however, the plan is designed to allow for awards that constitute performance-based awards as provided for in Section 162(m) of the Internal Revenue Code of 1986. Therefore, awards may be exempt from the limitations on the deductibility of compensation that exceeds $1 million.

Employee Stock Purchase Plan

      The Employee Stock Purchase Plan became effective July 1, 2002. The plan provides for the grant of stock options to selected eligible employees. The purpose of the plan is to provide eligible employees with an incentive to advance the Company’s interests by providing an opportunity to purchase stock of the Company at a favorable price. The plan is administered by the Compensation Committee. A total of 3,375,000 shares of Common Stock are authorized for issuance under the plan.

      Any eligible employee may elect to participate in the plan by authorizing the Compensation Committee to make payroll deductions to pay the exercise price of an option at the time and in the manner prescribed by the Compensation Committee. This payroll deduction may be a specific amount or a designated percentage to be determined by the employee, but the specific amount may not be less than an amount established by the Company and the designated percentage may not exceed an amount of eligible compensation established by the Company from which the deduction is made. In no event will an employee be granted an option under the plan that would permit an employee to purchase stock with a fair market value in excess of $25,000, or if valued at or below $25,000, that would permit an employee to purchase more than 45,000 shares in a calendar year.

      There are two six-month periods for the plan in each calendar year. The date of grant and the date of exercise for the first option period under the plan in a given calendar year is January 1 and June 30, respectively, and the date of grant and date of exercise for the second option period is July 1 and

December 31, respectively. The exercise price of options granted under the plan is an amount equal to the lesser of 85% of the fair market value of the stock on the date of exercise or on the date of grant.

AUDIT COMMITTEE REPORT

      The Audit Committee of the Board of Directors is currently comprised of Messrs. Carlyle, Rash and Steffy. The Board of Directors, in its business judgment, has determined that all members of the Audit Committee meet the independence and experience requirements of the Nasdaq Stock Market, Inc. and applicable rules and regulations of the Securities and Exchange Commission and that Mr. Carlyle satisfies the requirements for an “audit committee financial expert.” The Audit Committee operates pursuant to an Audit Committee Charter that was amended and restated, on March 25, 2004. A copy of the Audit Committee Charter is attached to this Proxy Statement as Appendix A.

      As set forth in the Audit Committee Charter, management of the Company, not the Audit Committee, is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors, not the Audit Committee, are responsible for planning and carrying out a proper audit of the Company’s annual financial statements, reviews of the Company’s quarterly financial statements prior to the filing of each Quarterly Report on Form 10-Q, and other procedures. The Audit Committee assists the Board in its oversight function and has the responsibilities and powers as set forth in the Audit Committee Charter.

      In the performance of its oversight function, the Audit Committee has reviewed and discussed with the Company’s management and the Company’s independent auditors the Company’s audited financial statements for the year ended December 31, 2003. The Audit Committee has also discussed with the Company’s independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as currently in effect. In addition, the Audit Committee has received the written disclosures and the letter from the Company’s independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect. The Audit Committee has also considered whether the independent auditors’ provision of non-audit services to the Company is compatible with maintaining the auditors’ independence and discussed with them their independence from the Company and its management.

      The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company’s auditors are in fact “independent.”

      Based upon the reviews, reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission.

      This report has been submitted by the Audit Committee for the year ended December 31, 2003, which consisted of the following members:

John K. Carlyle, Chairman
Martin S. Rash
David L. Steffy

FEES PAID TO INDEPENDENT AUDITORS

      The following table summarizes the aggregate fees billed by Ernst & Young for services rendered for the years ended December 31, 2003 and December 31, 2002:

	2003	2002

Audit fees	$332,736	$395,000
Audit-related fees	14,100	11,000
Tax fees	181,928	210,000
All other fees	3,200	4,000

Total	$531,964	$620,000

      The amount shown for audit fees includes fees for professional services rendered for the audit of the Company’s annual financial statements and the reviews of the Company’s financial statements included in its Quarterly Reports on Form 10-Q and work related to registration statements filed by the Company. The amount shown for audit related fees includes fees for audits of employee benefit plans. The amount shown for tax fees includes all income tax services such as tax compliance, tax advice and tax planning other than those directly related to the audit of the income tax accrual. The amount shown for all other fees includes fees for product purchases.

      Prior to the engagement of the Company’s independent auditors, the Audit Committee approves the engagement and the terms of such engagement. The Audit Committee approves all audit and non-audit services provided by the Company’s independent auditors prior to their engagement or commencement of such services, except for the provision of certain services (other than audit, review or attest services) for which pre-approval is not required, in part because the aggregate of the fees billed for such services is no more than 5% of the total amount of fees paid by the Company to its independent auditors and such services are approved by the Audit Committee prior to the completion of the audit. For the year ended December 31, 2003, none of the audit-related fees, none of the tax fees and 100% of all other fees were approved by the Audit Committee pursuant to the exception to pre-approval for certain de minimis services described above. For the year ended December 31, 2002, none of the audit-related fees, none of the tax fees and none of the other fees were approved by the Audit Committee pursuant to such pre-approval exception.

COMPENSATION COMMITTEE REPORT

ON EXECUTIVE COMPENSATION

Role of the Compensation Committee

      The Compensation Committee of the Board of Directors is currently composed of Messrs. Cross, Rash and Schabel. The Board of Directors, in its business judgment, has determined that all members of the Compensation Committee meet the current independence and experience requirements of the Nasdaq Stock Market, Inc. and applicable rules and regulations of the Securities and Exchange Commission. The Compensation Committee operates pursuant to a Compensation Committee Charter that was amended and restated March 25, 2004.

      As set forth in the Compensation Committee Charter, the Compensation Committee determines annual salary, bonuses and other compensation for the Company’s Chairman of the Board and Chief Executive Officer and other executive officers and makes recommendations to the Board of Directors for the compensation of non-employee members of the Board of Directors. The Compensation Committee also monitors and administers all of the Company’s equity-based incentive and other compensation plans and, subject to the provisions of each such plan, determines grants under it for all employees and consultants, including directors and executive officers. The Compensation Committee held three meetings during the Company’s fiscal year ended December 31, 2003. At those meetings the Compensation Committee reviewed the Company’s compensation practices, adjusted salaries of the executive officers and made awards of stock options to certain key employees and directors of the Company.

Principles of Executive Compensation

      In determining compensation levels and developing compensation programs for the Company’s executive officers, the Compensation Committee analyzes the relationship between base salary, annual cash incentives, equity incentives and benefits. The underlying objectives of the Company’s compensation strategy include the following:

•	attract and retain superior executive talent, and motivate those executives to achieve optimum short-term and long-term corporate operating results;

•	align the interests of executive officers with the creation of stockholder value and ensure long-term growth orientation through equity-based plans; and

•	provide a compensation package that recognizes individual contributions as well as overall business results.

Description of the Executive Compensation Program

      The key elements of the Company’s executive compensation program are base salary, annual cash bonuses and equity incentive compensation. These elements are separately described below.

      The Compensation Committee does not exclusively use quantitative methods or mathematical formulas in setting any element of compensation. In determining each component of compensation, the Compensation Committee considers all elements of an executive’s total compensation package, recommendations of the Chief Executive Officer (as discussed below) and other objective and subjective criteria the Compensation Committee deems appropriate with respect to each executive officer. The compensation of executive officers is periodically reviewed to ensure an appropriate mix of base salary, annual cash bonuses and equity-based incentives to provide competitive total direct compensation opportunities consistent with the pay philosophy described below. In addition, in 2002 and 2003 the Compensation Committee commissioned a report from an independent benefit and compensation consultant analyzing the compensation paid to the Company’s Chief Executive Officer and other executive officers. The Compensation Committee received this report in the fourth quarters of 2002 and 2003 and took into consideration the recommendations contained in the report in establishing the compensation of the Chief Executive Officer and other executive officers for 2003 and 2004, respectively.

      Base Salaries. The base salary of each of the executive officers, other than the Chief Executive Officer, is reviewed annually by the Compensation Committee, with adjustments based primarily on the recommendations of the Chief Executive Officer. In reviewing base salaries, the Compensation Committee considers various factors, including the position of the executive officer, the performance of the executive officer with respect to specific objectives, increases in responsibilities and recommendations of the Chief Executive Officer. The specific objectives for each executive officer are established by such officer after consultation with the Compensation Committee and the Chief Executive Officer, and vary for each executive position and for each year. In reviewing annual base salaries, the Compensation Committee and the Chief Executive Officer also consider each executive officer’s responsibilities related to achieving the objectives of the Company and, in an effort to provide competitive compensation, from time to time reviews salaries of similarly situated employees in comparable companies.

      The financial performance of the Company, primarily net patient service revenue, operating expenses and net income, also is considered in determining annual adjustments to base salaries. When the Chief Executive Officer completes his review, he makes a recommendation to the Compensation Committee for its review and approval.

      Annual Cash Bonuses. Annual cash bonuses to executive officers, other than the Chief Executive Officer, are determined by the Compensation Committee after considering the recommendations of the Chief Executive Officer. The Chief Executive Officer, in developing his bonus recommendations for the other executive officers, as well as the Compensation Committee in evaluating the Chief Executive Officer’s recommendations, consider primarily the financial performance of the Company as described above, the performance of the executive officer and whether such executive officer’s individual efforts were an integral part of the Company attaining or exceeding the objectives set forth in the Company’s annual business plan, and the performance of the Company in relation to industry conditions and the performance of comparable companies. Failure of the Company or an executive officer’s efforts to help the Company attain or exceed the objectives in the Company’s business plan does not, however, necessarily prevent any cash bonus from being paid, although it may affect the size of cash bonuses paid. No specific weighting is assigned to any of the factors considered in determining annual adjustments to base salaries and cash bonuses for the executive officers.

      Annual Stock Option Grants. The Compensation Committee endorses the view that equity ownership by management is beneficial in aligning management’s and stockholder’s interests in the enhancement of stockholder value. The Company formerly provided such equity-based compensation pursuant to the Company’s Stock Option Plan. In November 2001, the Company’s 2001 Equity-Based Compensation Plan became effective and replaced the Stock Option Plan for purposes of providing equity-based compensation to executives and other key employees and consultants.

      The 2001 Equity-Based Compensation Plan authorizes the granting of incentive stock options, nonstatutory stock options, restricted stock awards, stock appreciation rights, phantom stock awards and annual incentives to executives and other key employees and consultants of the Company. To align the interests of senior executives with the interests of stockholders, the Compensation Committee’s current policy regarding such awards is to grant incentive stock options and non-qualified stock options. Under the Company’s annual stock option grant program, the Company determines the number and type of options to be granted to each of its executives based upon such executive’s position, ability to affect Company performance, tenure and the achievement of performance objectives established for the executive. All stock option grants have had an exercise price equal to the fair market value of a share of Common Stock at the time of the grant. To encourage retention, the ability to exercise options granted under this plan is generally subject to vesting restrictions.

Compensation of the Chief Executive Officer

      Mr. Burnham was the Chief Executive Officer of the Company during 2003. Mr. Burnham’s employment agreement provides that Mr. Burnham’s base salary will be reviewed annually and may be increased at the discretion of the Compensation Committee. The Compensation Committee took into consideration the recommendations of an independent benefit and compensation consultant in establishing Mr. Burnham’s compensation for 2003. Based on this report and the Company’s 2002 financial performance and operating accomplishments and to maintain Mr. Burnham’s base salary at a level commensurate to his contributions to the Company’s financial performance and operating accomplishments, Mr. Burnham’s base salary was increased from $400,000 for 2002 to $460,000 for 2003. Effective January 1, 2004, as part of the Company’s succession plan, Mr. Gasmire was promoted to the position of Chief Executive Officer. Mr. Gasmire’s base salary for 2004 is $460,000. The Compensation Committee anticipates that future increases in the Chief Executive Officer’s base salary will continue to be based on an evaluation by an independent benefit and compensation consultant as well as on the Compensation

Committee’s assessment of the Chief Executive Officer’s performance and its expectations as to future contributions to the Company by the Chief Executive Officer and salaries provided by comparable companies.

      Under the terms of his employment agreement, Mr. Burnham is eligible for cash bonuses at the discretion of the Compensation Committee. In February 2004, the Compensation Committee, based upon the Company’s achievement of the financial targets established by the Compensation Committee for 2003 and the overall financial performance of the Company in 2003, granted Mr. Burnham a cash bonus for 2003 of $266,900. The Compensation Committee anticipates that future cash bonuses paid to the Chief Executive Officer will be based primarily upon achievement by the Company of certain financial targets established by the Compensation Committee, as well as on the individual performance of the Chief Executive Officer in supporting the Company’s financial performance and attainment of strategic Company objectives.

$1 Million Pay Deductibility Cap

      The Company’s executive compensation strategy is to be cost and tax effective. Therefore, the Company’s policy is to avail itself of all proper deductions under the Internal Revenue Code, where practical, while maintaining the flexibility to approve compensation arrangements which it deems to be in the best interests of the Company and its stockholders, but which may not always qualify for full tax deductibility. Section 162(m) of the Internal Revenue Code generally imposes a $1 million per person annual limit on the amount the Company may deduct as compensation expense for its Chief Executive Officer and its four other highest paid officers. Although the total compensation of the executive officers did not exceed this deduction limitation in 2003, certain factors involved in the Company’s compensation program may impact whether the deduction limitation is exceeded in the future. The Stock Option Plan and the 2001 Equity-Based Compensation Plan, as drafted, permit compensation associated with awards to be excluded from the deduction limitations. However, in future years or if the plans are modified, certain payments under these plans, including grants of restricted stock and certain stock options, may be included as compensation for purposes of calculating the deduction limitation, potentially impacting the deduction limitation.

      As the Company moves forward in its efforts to create stockholder value in the years ahead, the Compensation Committee will continue to review, monitor and evaluate the Company’s program for executive compensation to ensure that it is internally effective in support of the Company’s strategy, competitive in the marketplace to attract, retain and motivate the talent needed to achieve the Company’s financial objectives, and appropriately rewards the creation of value on behalf of the Company’s stockholders.

      This report has been submitted by the Compensation Committee, which consists of the following members:

David W. Cross, Chairman
Martin S. Rash
Shawn S. Schabel

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The composition of the Compensation Committee of the Board of Directors changed during 2003 due to the resignation of former director Mark A. Wan following the 2003 annual meeting of stockholders. Until Mr. Wan’s resignation in May 2003, the members of the Compensation Committee were Messrs. Cross, Rash and Wan. After Mr. Wan’s resignation, the Compensation Committee was compromised of Messrs. Cross and Rash until July 2003 when Mr. Schabel was elected to the Board and appointed a member of the Compensation Committee. None of the foregoing persons are officers or employees or former officers or employees of the Company. None of the executive officers of the Company served as a member of the compensation committee or board of directors of any other company during 2003.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Registration Rights Agreement

      Richard R. Burnham, David C. Gasmire, David W. Cross, David L. Steffy, and other holders of Common Stock are entitled under a second amended and restated registration rights agreement with the Company, dated July 1, 1998, to the following registration rights for the shares of Common Stock held by them:

•	at any time after April 30, 2002, holders constituting at least two-thirds of the total shares of these registrable securities may require, on two occasions only, that the Company use its best efforts to register registrable securities for public resale, provided that the aggregate offering price is at least $1 million;

•	if the Company registers any Common Stock at any time, either for its own account or for the account of other security holders, the holders of registrable securities are entitled to include their shares of Common Stock in the registration, subject to the ability of the underwriters to limit the number of shares included in the offering in view of market conditions; and

•	holders of at least 40% of the registrable securities may require the Company to use its best efforts to register the securities on a Form S-3 registration statement or any successor form after the Company becomes eligible to use the form, provided that the aggregate offering price is at least $1 million.

      In most cases, the Company will bear all registration expenses other than underwriting discounts. Registration rights terminate on the earlier to occur of:

•	the times at which shares of registrable securities may be sold under Rule 144 of the Securities Act; or

•	July 1, 2006.

      The Company received a demand to register shares for public resale in March 2002. In response thereto, the Company filed a registration statement on March 20, 2002 registering for resale the shares of Common Stock held by them. The registration statement was declared effective by the Securities and Exchange Commission on April 9, 2002, and the offering of 5,585,707 shares of Common Stock was completed on April 15, 2002. The Company waived the limitation in the agreement which would have otherwise prohibited a demand registration from occurring on or before April 30, 2002.

Indemnification Agreements

      The Company has entered into agreements to indemnify its directors and executive officers. Under these agreements, the Company is obligated to indemnify its directors and officers to the fullest extent permitted under the Delaware General Corporation Law for expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by them in any action or proceeding arising out of their services as a director or officer. The Company believes that these agreements are helpful in attracting and retaining qualified directors and officers.

PERFORMANCE GRAPH

      The Performance Graph shown below was prepared by the Company for use in this Proxy Statement. Note that historic stock price performance is not necessarily indicative of future stock performance. The graph was prepared based upon the following assumptions:

1. $100 was invested in the Common Stock, the Nasdaq Market Index and the Company’s Peer Group (as defined below) on October 31, 2001 (the date the Common Stock was first traded on the Nasdaq National Market).

2. Peer Group investment is weighted based on the market capitalization of each individual company within the Peer Group at the beginning of the comparison period.

3. Dividends are reinvested on the ex-dividend dates.

      The companies that comprise the Company’s Peer Group for purposes of stockholder return comparisons are as follows: LifePoint Hospitals, Inc., Lincare Holdings, Inc., Orthodontic Centers of America, Inc., Select Medical Corporation, Triad Hospitals, Inc., United Surgical Partners International, Inc. and VistaCare, Inc. The Company and VistaCare, Inc. are the only publicly held healthcare providers that exclusively provide hospice care. The Company added VistaCare, Inc., which had its initial public offering in December 2002, to its Peer Group in 2003. The Company believes, that its Peer Group is comparable to the Company because it consists of non-facility based healthcare services providers that are generally characterized by relatively low levels of leverage, solid cash flow and multiple sources of growth, including same store improvements, de novo development and modest acquisition programs.

	10/31/01	12/31/01	12/31/02	12/31/03

Odyssey HealthCare, Inc.	100.00	150.38	201.16	383.87
New Peer Group Index(1)	100.00	110.47	98.21	115.67
Old Peer Group Index(2)	100.00	110.47	98.21	112.71
Nasdaq Market Index	100.00	115.50	80.57	121.14

(1)	Includes VistaCare, Inc. for 2003.
(2)	Excludes VistaCare, Inc.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

      The following table and the notes thereto set forth certain information regarding the beneficial ownership of the Common Stock as of the Record Date by:

•	each stockholder known by the Company to beneficially own more than five percent of the Common Stock;

•	each of the Company’s directors;

•	each of the Company’s Named Executive Officers; and

•	all directors and executive officers as a group.

      Unless otherwise indicated, all stockholders set forth below have the same principal business address as the Company.

      The Company has determined beneficial ownership in accordance with the rules of the SEC. Unless otherwise indicated, to the Company’s knowledge, the persons included in this table have sole voting and investment power with respect to all the shares of Common Stock beneficially owned by them, subject to applicable community property laws. The number of shares beneficially owned by a person includes shares of Common Stock that are subject to stock options or warrants that are either currently exercisable or exercisable within 60 days after the Record Date. These shares are also deemed outstanding for the purpose of computing the percentage of outstanding shares owned by the person. These shares are not deemed outstanding, however, for the purpose of computing the percentage ownership of any other person. On the Record Date, there were 36,597,136 shares of Common Stock outstanding.

		Percentage of
	Shares	Shares
	Beneficially	Beneficially
Name of Beneficial Owner	Owned	Owned

Waddell & Reed Financial, Inc.(1)	2,096,718	5.73%
Wasatch Advisors, Inc.(2)	4,462,434	12.19%
Brenda A. Belger(3)	19,686	*
Richard R. Burnham(4)	445,466	1.21%
Douglas B. Cannon(5)	127,562	*
John K. Carlyle(6)	8,437	*
David W. Cross(7)	18,000	*
Deborah A. Hoffpauir(8)	75,187	*
Paul J. Feldstein(9)	17,500	*
David C. Gasmire(10)	279,001	*
Martin S. Rash(11)	41,425	*
Shawn S. Schabel	—	*
David L. Steffy(12)	736,083	2.01%
All directors and executive officers as a group (14 persons)	1,788,557	4.81%

*	Represents beneficial ownership of less than 1%.

(1)	Based on information contained in a Schedule 13G filed with the SEC on January 30, 2004, by Waddell & Reed Financial, Inc. whose address is 6300 Lamar Avenue, Overland Park, Kansas 66202.

(2)	Based on information contained in Amendment No. 2 to Schedule 13G filed with the SEC on February 18, 2004, by Wasatch Advisors, Inc. whose address is 150 Social Hall Avenue, Salt Lake City, Utah 84111.

(3)	Consists of (i) 2,250 shares held of record and (ii) 17,436 shares issuable upon exercise of stock options that have already vested or will vest within 60 days following the Record Date.

(4)	Consists of (i) 321,892 shares held of record jointly with his wife and (ii) 123,574 shares issuable upon exercise of stock options that have already vested or will vest within 60 days following the Record Date.

(5)	Consists of 127,562 shares issuable upon exercise of stock options that have already vested or will vest within 60 days following the Record Date.

(6)	Consists of 8,437 shares issuable upon exercise of stock options that have already vested or will vest within 60 days following the Record Date.

(7)	Consists of (i) 1,125 shares held of record by spouse and (ii) 16,875 shares issuable upon exercise of stock options that have already vested or will vest within 60 days following the Record Date.

(8)	Consists of (i) 56,625 shares held of record and (ii) 18,562 shares issuable upon exercise of stock options that have already vested or will vest within 60 days following the Record Date.

(9)	Consists of 17,500 shares issuable upon exercise of stock options that have already vested or will vest within 60 days following the Record Date.

(10)	Consists of (i) 80,750 shares held of record, (ii) 13,050 shares held of record as co-trustee of certain trusts for the benefit of Mr. Gasmire’s children and (iii) 185,201 shares issuable upon exercise of stock options that have already vested or will vest within 60 days following the Record Date.

(11)	Consists of (i) 13,151 shares held of record and (ii) 28,274 shares issuable upon exercise of stock options that have already vested or will vest within 60 days following the Record Date.

(12)	Consists of (i) 704,893 shares held of record, (ii) 16,874 shares issuable upon exercise of stock options that have already vested or will vest within 60 following the Record Date days and (iii) 14,316 shares issuable upon exercise of outstanding warrants.

SECTION 16(a) BENEFICIAL OWNERSHIP

REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Company’s directors, executive officers and holders of more than 10% of its shares of Common Stock to file with the SEC initial reports of ownership of shares of Common Stock and reports of changes in such ownership. The SEC’s rules require such persons to furnish the Company with copies of all Section 16(a) reports that they file. Based on a review of these reports and on written representations from the reporting persons that no other reports were required, the Company believes that the applicable Section 16(a) reporting requirements were complied with for all transactions which occurred in 2003 except as described below:

•	In February 2003, Martin S. Rash, a director of the Company, exercised stock options to acquire 33,225 shares of Common Stock (adjusted for the Company’s 50% stock dividend distributed on August 12, 2003) and sold 27,975 shares of Common Stock (adjusted for the Company’s 50% stock dividend distributed on August 12, 2003) in five separate transactions reportable on a single Form 4. As a result of a miscommunication, the Form 4 reporting these transactions was filed late.

•	In April 2003, Martin S. Rash, a director of the Company, purchased an aggregate of 450 shares of Common Stock (adjusted for the Company’s 50% stock dividend distributed on August 12, 2003) in two separate transactions reportable on two Form 4s. As a result of a miscommunication, the Form 4s reporting these purchases were filed late.

ADDITIONAL INFORMATION

Stockholder Proposals for Next Annual Meeting

      Pursuant to Rule 14a-8 of the Exchange Act, to be included in the Board of Directors’ solicitation of proxies relating to the 2005 Annual Meeting of the Company’s Stockholders, a stockholder proposal must be received by the Secretary of the Company at 717 North Harwood Street, Suite 1500, Dallas, Texas 75201, no later than December 7, 2004.

      Pursuant to the Company’s Bylaws, in order to nominate persons for election to the Board of Directors at the 2005 Annual Meeting of the Company’s Stockholders or to bring business before the 2005 Annual Meeting of the Company’s Stockholders, a stockholder must deliver notice, in the form specified in the Company’s Bylaws, to the principal executive offices of the Company not less than 90 days nor more than 120 days prior to the first anniversary of the Annual Meeting; provided, however, that if the date of the 2005 Annual Meeting of the Company’s Stockholders is changed by more than thirty days from the anniversary date of the Annual Meeting, notice must be delivered to the principal executive offices of the Company not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting is mailed or public disclosure of the meeting date is made.

      With respect to proxies submitted for the 2005 Annual Meeting of the Company’s Stockholders, the Company’s management will have discretionary authority to vote on any matter of which the Company does not receive notice by the date specified in the advance notice provisions of the Company’s Bylaws described above, pursuant to Rule 14a-4(c)(1) promulgated under the Exchange Act.

Annual Report

      The Company’s Annual Report to stockholders for the year ended December 31, 2003, including financial statements, is being mailed herewith to all stockholders entitled to vote at the Annual Meeting. The Annual Report does not constitute a part of the proxy solicitation material.

By Order of the Board of Directors,

W. BRADLEY BICKHAM
Secretary

APPENDIX A

ODYSSEY HEALTHCARE, INC.

AUDIT COMMITTEE CHARTER

      The Board of Directors (the “Board”) of Odyssey HealthCare, Inc. (the “Company”) has established the Audit Committee of the Board.

Purposes

      The purposes of the Audit Committee are to serve as an independent and objective party:

•	To oversee the quality and integrity of the financial statements and other financial information the Company provides to any governmental body or the public;

•	To oversee the Company’s compliance with legal and regulatory requirements;

•	To oversee the independent auditors’ qualifications and independence;

•	To oversee the performance of the Company’s internal audit function and independent auditors;

•	To oversee the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements;

•	To oversee the Company’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established;

•	To establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls, and other auditing matters and for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters;

•	To provide an open avenue of communication among the independent auditors, financial and senior management, the internal auditing department or outside auditors performing the internal audit function, and the Board, always emphasizing that the independent auditors are accountable to the Audit Committee; and

•	To perform such other duties as are directed by the Board.

      Consistent with these purposes, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Company’s policies, procedures and practices at all levels.

      The Audit Committee shall prepare annually a report meeting the requirements of any applicable regulations of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s proxy statement relating to its annual meeting of stockholders.

Function and Limitations

      The function of the Audit Committee is oversight in accordance with the responsibilities and powers set forth in this Charter, and management and the independent auditors for the Company are accountable to the Audit Committee. Management of the Company, not the Audit Committee, is responsible for the preparation, presentation and integrity of the Company’s financial statements. Management is responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors, not the Audit Committee, are responsible for planning and carrying out a proper audit of the Company’s annual financial statements, reviews of the Company’s quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures. In fulfilling their responsibilities hereunder, it is recognized that members of the Audit Committee are not full-time employees of the Company and, although they meet the applicable membership requirements set forth below, are not, and do not represent themselves to be, accountants or auditors by profession or experts in the fields of accounting or auditing, including in respect of auditor independence. As such, it is not the duty or responsibility of the Audit Committee or its members to (i) determine that the Company’s financial statements are complete and accurate and are in accordance with GAAP; (ii) conduct “field work” or other types of auditing or accounting reviews or procedures; or (iii) set auditor independence standards. Each member of the Audit Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company from which it receives information and (ii) the accuracy of the financial and other information provided to the Audit Committee by persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board).

Membership

      The Audit Committee shall be comprised of three or more directors, as determined by the Board or a nominating committee of the Board, none of whom shall be an affiliate of the Company or any of its subsidiaries or an employee or a person who receives any compensation from the Company or any of its subsidiaries other than fees paid for service as a director. The members of the Audit Committee shall be elected by the Board or a nominating committee of the Board annually and shall serve until their successors shall be duly elected and qualified.

      Unless the Board otherwise determines in accordance with the listing standards of the Nasdaq Stock Market, Inc. (the “Nasdaq”) and applicable rules and regulations of the SEC, each member shall be “independent” as defined from time to time by the listing standards of Nasdaq and by applicable rules and regulations of the SEC. If the Company’s securities are listed on any other exchange, the Audit Committee shall meet the independence and experience requirements of such exchange. Accordingly, the Board shall determine annually whether each member is free from any relationship that may interfere with his or her independence from management and the Company. No member may accept, directly or indirectly, any consulting, advisory, or other compensatory fees from the Company or any of its subsidiaries other than director or committee fees. No member may have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years. No member shall serve on an audit committee of more than two public companies unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Audit Committee.

      Each member shall be able to read and understand financial statements at the time of his or her appointment, including balance sheets, income statements and cash flow statements. The Board shall appoint at least one member who is “financially sophisticated” as defined under the applicable Nasdaq listing standards and shall use its reasonable efforts to appoint at least one member who qualifies as an “audit committee financial expert” as defined from time to time by applicable regulations of the SEC, but in any event the Company shall comply with applicable Nasdaq listing standards. Members of the Audit Committee may enhance their familiarity with finance and accounting principles by participating in educational programs that the Company or an outside consultant conducts.

      An audit committee financial expert shall not be deemed an “expert” for any purpose, including for purposes of Section 11 of the Securities Act of 1933. The designation of an Audit Committee member as an audit committee financial expert does not impose any duties, obligations or liability on the audit committee financial expert that are greater than those imposed on other Audit Committee members, nor does it affect the duties, obligations or liability of any other Audit Committee member.

      Notwithstanding the foregoing membership requirements, no action of the Audit Committee shall be invalid by reason of any such requirement not being met at the time such action is taken.

Meetings and Structure

      The Audit Committee shall meet at least four times annually to review and discuss with management the financial information of the Company, consistent with its duties and responsibilities, and as many additional times as the members deem necessary or appropriate to fulfill their duties in accordance with this Charter. The Audit Committee should meet at least annually with management, the director of the internal audit department or the outside auditors engaged to perform the function of an internal audit department, and the independent auditors in separate executive sessions to discuss any matters that the Audit Committee or any of these groups believe should be discussed privately.

      The Board shall appoint one member of the Audit Committee as chairperson. He or she shall be responsible for leadership of the Audit Committee, including preparing the agenda, presiding over the meetings, making committee assignments and reporting to the Board. The chairperson will also maintain regular liaison with the Chief Executive Officer, the Chief Financial Officer, the lead audit partner of the Company’s independent auditors, and the Company’s director of internal auditing or outside auditors engaged to perform the function of an internal audit department.

Accountability of the Independent Auditors

      The independent auditors are accountable to and report directly to the Audit Committee. The Audit Committee shall have the sole authority and responsibility with respect to the selection, engagement, compensation, oversight, evaluation and, where appropriate, dismissal of the Company’s independent auditors engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. The Audit Committee shall consider whether there should be a regular rotation of the Company’s independent auditors. The Audit Committee, or a member thereof, must pre-approve any service, whether an audit or a non-audit service, provided to the Company by the Company’s independent auditors, including the plan and scope of any such services and related fees.

Committee Authority and Responsibilities

      The Audit Committee shall have the authority to take all actions it deems advisable to fulfill its responsibilities and duties.

      The Audit Committee has the authority to retain professional advisors, including, without limitation, special legal counsel, accounting experts or other consultants, to advise the Audit Committee, which may be the same as or different from the Company’s primary legal counsel, accounting experts and other consultants, as the Audit Committee deems necessary or advisable in connection with the exercise of its powers and responsibilities as set forth in this Charter, all on such terms as the Audit Committee deems necessary or advisable. The Audit Committee may require any officer or employee of the Company or any of its subsidiaries, the Company’s outside legal counsel or the Company’s independent auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. The Audit Committee chairperson or other designee of the Audit Committee, may also meet with the Company’s investment bankers or financial analysts who follow the Company.

      The Audit Committee shall be responsible for the resolution of any disagreements between the independent auditors and management regarding the Company’s accounting or financial reporting practices.

      The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of (i) compensation to the independent auditors employed by the Company for the purpose of preparing or issuing an audit report or performing other audit, review or attest services; (ii) compensation to any special legal counsel, accounting experts or other consultants employed by the Audit Committee; and (iii) ordinary administrative expenses of the Audit Committee.

      In connection with the purposes, powers and responsibilities set forth above, the Audit Committee shall also:

Independent Auditors

1.	Annually select and engage the Company’s independent auditors retained to audit the financial statements of the Company.

2.	Annually review the performance, experience and qualifications of the independent auditors’ team and the quality control procedures of the independent auditors and discharge the independent auditors when circumstances warrant.

3.	Review and pre-approve the plan and scope of the independent auditor’s auditing services (including comfort letters) and all non-audit services provided or to be provided to the Company by its independent auditors, including compensation to be paid to the independent auditors. The Audit Committee may delegate pre-approval authority to one or more Audit Committee members, provided that the decision of such member(s) is presented to the full Audit Committee at the next meeting. Review the Company’s disclosures in the Company’s periodic reports filed with the SEC regarding any approved non-audit services provided or to be provided by the Company’s independent auditors.

4.	Ensure that the lead audit partner and reviewing audit partner of the Company’s independent auditors are rotated at least every five years.

5.	Set, and periodically review and modify as appropriate, clear hiring policies for employees or former employees of the Company’s independent auditors.

6.	Periodically obtain and review a report from the independent auditors regarding all relationships between the independent auditors and the Company that may impact the independent auditors’ objectivity and independence, and discuss such report with the independent auditors. The Audit Committee shall also recommend any appropriate action to the Board in response to the written report necessary to satisfy itself of the independence and objectivity of the independent auditors.

7.	Annually obtain and review reports from the independent auditors that include (i) all critical accounting policies and practices used; (ii) all alternative treatments of financial information within generally accepted accounting principles (“GAAP”)that have been discussed with management, their ramifications and the preferences of the independent auditors; and (iii) other material written communications between the independent auditors and management.

Review

8.	Review and approve the appointment, termination or replacement by management of a director of internal auditing or, at the discretion of the Board, select and contract with outside auditors to perform the function of an internal audit department.

9.	Direct the scope of the duties and activities of the director of internal auditing or any outside auditors serving as internal auditors, who shall report directly to the Audit Committee.

10.	Periodically meet and review with the director of internal auditing or any outside auditors serving as internal auditors the regular internal reports to management prepared by the internal auditing department or outside auditors serving in such capacity and the progress of activities and any findings of major significance stemming from internal audits.

11.	Review and discuss with management and the independent auditors, prior to filing or release, the Company’s quarterly and annual financial information contained in the Company’s Quarterly Report on Form 10-Q and Annual Report on Form 10-K, and in any earnings release; the information reviewed and discussed shall include management’s discussion and analysis of financial condition and results of operations and any other matters required to be reviewed under applicable legal, regulatory or Nasdaq requirements. This review may be performed by the Audit Committee or its chairperson.

12.	Review and, as appropriate, discuss with financial management the Company’s earnings releases, including the use of any “non-GAAP financial measures,” as well as financial information and earnings guidance, if any, provided to analysts or rating agencies.

13.	Upon completion of any annual audit, meet separately with the independent auditors and management and review the Company’s financial statements and related notes, the results of their audit, any report or opinion rendered in connection therewith, any significant problems or difficulties encountered during the course of the audit, management’s response, including any restrictions on the scope of work or access to required information, any significant disagreements with management concerning accounting or disclosure matters, any significant adjustment proposed by the independent auditors, and the adequacy and integrity of the Company’s internal accounting controls and the extent to which major recommendations made by the independent auditors have been implemented or resolved.

14.	Regularly review with the Company’s independent auditors any audit problems or difficulties and management’s response.

15.	Review and consider with the independent auditors and management the matters required to be discussed by Statement of Auditing Standards Nos. 61, 89 and 90. These discussions shall include consideration of the quality of the Company’s accounting principles as applied in its financial reporting, including review of estimates, reserves and accruals, review of judgmental areas, review of audit adjustments whether or not recorded and such other inquiries as may be appropriate. Based on the foregoing review, make its recommendation to the Board as to the inclusion of the Company’s audited financial statements in the Company’s annual report on Form 10-K.

16.	Review any disclosures provided by the Chief Executive Officer, the Chief Financial Officer or the independent auditors to the Audit Committee regarding significant deficiencies in the design or operation of internal control over financial reporting which could adversely affect the Company’s ability to record, process, summarize, and report financial data.

17.	Review with management and the independent auditors any significant transactions that are not a normal part of the Company’s operations and changes, if any, in the Company’s accounting principles or their application.

18.	At least annually, obtain and review a report by the independent auditors describing the accounting firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and all relationships between the independent auditor and the Company.

19.	Review and approve all related-party transactions required to be disclosed pursuant to Item 404 of Regulation S-K.

Financial Reporting Processes

20.	Periodically discuss separately with management, the independent auditors and the internal auditors the adequacy and integrity of the Company’s accounting policies and procedures and internal accounting controls, the completeness and accuracy of the Company’s financial disclosure and the extent to which major recommendations made by the independent auditors or the internal auditors have been implemented or resolved.

21.	Consider and approve, if appropriate, major changes to the Company’s accounting principles and practices as suggested by the independent auditors, management, or the internal auditing department or outside auditors performing the internal audit function. Review with the independent auditors, management and the internal auditing department or outside auditors performing the internal audit function the extent to which such changes have been implemented. This review should be conducted at an appropriate time subsequent to implementation of changes, as the Audit Committee determines.

Process Improvement

22.	Establish regular and separate systems of reporting to the Audit Committee by each of management, the independent auditors and the director of internal auditing or outside auditors performing the internal audit function regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

23.	Conduct an annual evaluation with the Board regarding the performance of the Audit Committee.

24.	Discuss with management the Company’s guidelines and policies governing the Company’s process of risk assessment and risk management.

25.	Regularly apprise the Board, through minutes and special presentations as necessary, of significant developments in the course of performing the Audit Committee’s duties.

Ethical and Legal Compliance

26.	Establish, and periodically review and modify as appropriate, procedures for the receipt, retention and treatment of complaints received regarding accounting, internal accounting controls, and auditing matters and for the confidential, anonymous submissions by Company employees of concerns regarding questionable accounting or auditing matters.

27.	Review any disclosures provided by the Chief Executive Officer or the Chief Financial Officer to the Audit Committee regarding (i) significant deficiencies or weaknesses in the design or operation of internal control over financial reporting which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, including that which involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

28.	Investigate at its discretion any matter brought to its attention by, without limitation, enumeration, reviewing the books, records and facilities of the Company and interviewing Company officers or employees.

29.	Review management’s monitoring of the Company’s compliance programs and evaluate whether management has review systems in place designed to ensure that the Company’s financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy applicable legal, regulatory or Nasdaq requirements.

30.	Review with the Company’s in-house or outside legal counsel any legal matter that could have a significant effect on the Company’s financial statements, including the status of pending litigation, taxation matters and other areas of oversight to the legal and compliance area as may be appropriate.

31.	Review with management and the independent auditors the Company’s policies and procedures regarding compliance with its internal policies as well as applicable laws and regulations, including without limitation with respect to maintaining books, records and accounts and a system of internal accounting controls in accordance with Section 13(b)(2) of the Securities Exchange Act of 1934.

General

32.	Perform any other activities consistent with this Charter, the Company’s Certificate of Incorporation and Bylaws, the rules of Nasdaq applicable to its listed companies, and governing law as the Audit Committee or the Board deems necessary or appropriate.

Review of Committee Charter

      At least annually, the Audit Committee shall review and reassess the adequacy of this Charter. The Audit Committee shall report the results of the review to the Board and, if necessary, make recommendations to the Board to amend this Charter.

ANNEX 1

HIRING GUIDELINES FOR

INDEPENDENT AUDITORS’ EMPLOYEES

      The Audit Committee has adopted the following guidelines regarding the hiring by the Company of its independent auditors’ employees. For the purposes of these guidelines, the independent auditors’ employees shall include any partner, director, manager, staff, advising member, reviewing actuary, reviewing tax professional and any other person having the responsibility for providing audit assurance to the independent auditors in any way for the certification of the Company’s financial statements. Audit assurance includes all work that results in the expression of an opinion on financial statements.

1. No member of the independent auditors’ audit team that is auditing the Company can be hired by the Company for a period of two years following such audit.

2. No former employee of the independent auditors may sign an SEC filing on behalf of the Company for five years following employment with the independent auditors.

3. No former employee of the independent auditor may be named an officer of the Company for three years following employment by the independent auditors.

4. The Audit Committee must approve all executive level and higher hires from the independent auditors.

      The Audit Committee shall review these guidelines annually to evaluate whether any amendments are necessary to comply with applicable internal policies or any legal or regulatory requirements.

ANNEX 2

PROCEDURE FOR COMPLAINTS

REGARDING ACCOUNTING MATTERS

      The Audit Committee has adopted the following procedures for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, auditing matters; and (ii) the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters.

1. The Company will create and post on its website a designated toll-free number receiving complaints regarding accounting, internal accounting controls or auditing matters.

2. Copies of each complaint submitted shall be sent to the Chairman of the Audit Committee.

3. Each complaint will be tracked and handled by the Company’s finance and legal staff as appropriate according to the Company’s other procedures regarding complaints, except as the Audit Committee, or any member thereof, may specifically request.

4. The Audit Committee shall receive a quarterly report on the status of each complaint until the Audit Committee determines it has been resolved.

5. The Audit Committee has the right to request alternative treatment for any complaint addressed to it. Such alternative treatment may include the retention of outside counsel or other advisors to participate in any part of the process of resolving the complaint.

6. No retaliation or other adverse action against an employee submitting a complaint in good faith under these procedures shall be allowed by the Company.

      The Audit Committee shall review these guidelines annually to evaluate whether any amendments are necessary to comply with applicable internal policies or any legal or regulatory requirements.

ODYSSEY HEALTHCARE, INC.
Proxy Solicited on Behalf of the Board of Directors of
Odyssey HealthCare, Inc. for the Annual Meeting to be held on May 6, 2004

         The undersigned hereby constitutes and appoints each of David C. Gasmire, Douglas B. Cannon and Deborah A. Hoffpauir his or her true and lawful agents and proxies, with full power of substitution in each, to represent the undersigned, with all the powers which the undersigned would possess if personally present, and to vote the Common Stock of Odyssey HealthCare, Inc. held of record by the undersigned on the record date at the Annual Meeting of Stockholders of Odyssey HealthCare, Inc. to be held at the principal offices of Odyssey HealthCare, Inc. located at 717 North Harwood Street, Suite 1400, Dallas, Texas, on Thursday, May 6, 2004, at 8:00 a.m, local time, and at any adjournment or postponement thereof on all matters coming before said meeting.

         You are encouraged to specify your vote by marking the appropriate box ON THE REVERSE SIDE but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendations, which are FOR the election of the named nominees as directors and FOR Proposal 2. The proxies cannot vote your shares unless you sign and return this card. Any Proxy may be revoked in writing at any time prior to the voting thereof.

         Any Proxy, when properly granted, will be voted in the manner directed and will authorize the proxies to take any action in their discretion upon other matters that may properly come before the meeting. If no direction is made, your Proxy will be voted in accordance with the recommendations of the Board of Directors. Proxies are authorized to vote upon matters incident to the conduct of the meeting such as approval of one or more adjournments of the meeting for the purpose of obtaining additional stockholder votes.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES AS CLASS III DIRECTORS AND FOR PROPOSAL 2.

1.	ELECTION OF DIRECTORS: To elect Richard R. Burnham, David C. Gasmire and Martin S. Rash to serve as Class III directors for a three year term ending at the Annual Meeting of Stockholders in 2007 and until their successors are duly elected and qualified or until their earlier death, resignation or removal from office.

☐ FOR ALL NOMINEES (Except as marked to the contrary)	☐ TO WITHHOLD AUTHORITY (For all nominees listed)

(INSTRUCTIONS: To withhold authority to vote for any nominee, write that nominee’s name in the space provided below.)

2.	To ratify the selection of Ernst & Young LLP as independent auditors for the Company for the year ending December 31, 2004.

☐    FOR                 ☐    AGAINST                 ☐    ABSTAIN

I PLAN TO ATTEND THE MEETING    ☐

Signature

Signature

Date

Please sign this Proxy exactly as your name appears on this card. Joint owners should each sign personally. If you are signing as a representative of the named stockholder (e.g. as a trustee, corporate officer or other agent on behalf of a trust, corporation or other entity) you should indicate your title or the capacity in which you sign.